UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 8, 2010

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

26000 Commercentre Drive, Lake Forest, California 92630

(Address of principal executive offices)

(Zip Code)

(949) 598-9242

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Merger Agreement with Rockford Holdings Corporation

Summary

On November 8, 2010, Primoris Services Corporation, a Delaware corporation (“we,” “us,” “our,” “Primoris” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Primoris Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Primoris (“Merger Sub”), Rockford Holdings Corporation, a privately-held Delaware corporation (“Rockford”), all of the stockholders of Rockford (collectively, the “Stockholders”) and Christopher S. Wallace, as representative of the Stockholders (the “Representative”), pursuant to which Merger Sub will merge with and into Rockford (the “Merger”).  Following the closing of the Merger, Rockford will become our wholly-owned subsidiary.

Pursuant to the Merger Agreement, on the closing date the issued and outstanding shares of Rockford will be converted into the right to receive an aggregate of approximately $64.2 million in initial Merger consideration, payable in a combination of cash, shares of unregistered Primoris common stock and a subordinated convertible promissory note.  In addition, if Rockford attains certain specified financial goals for the fiscal years ending December 31, 2010, 2011 and 2012, we have agreed to pay the Stockholders an additional $18.4 million in earnout consideration, payable in cash and shares of unregistered Primoris common stock.  As a result, and assuming that the earnout consideration is earned, the total consideration payable to the Stockholders pursuant to the Merger Agreement may be approximately $82.6 million.

Consummation of the Merger is subject to various customary closing conditions.  The Merger Agreement contains covenants, representations and warranties of the Company, Merger Sub, Rockford and the Stockholders that are customary for transactions of this type.  Prior to entering into the Merger Agreement, and other than with respect to the Merger Agreement, neither we nor any of our officers, directors, affiliates or any of their associates had any material relationship with Rockford, the Stockholders or the Representative.

Merger Consideration

Cash

On the closing date, we have agreed to pay the Stockholders approximately $35 million in cash.  Certain portions of the cash consideration payable at closing will be held back by us or placed in escrow, as discussed below.

Unregistered Shares of Common Stock

On the closing date, we have agreed to issue to certain of the Stockholders a number of shares (the “Closing Shares”) of our unregistered common stock equal to approximately $12.5 million divided by the average closing price of our common stock, as reported on NASDAQ, for the 20 business days prior to the closing date, provided that if such average closing price is more than $8.34, that will be deemed to be the applicable closing price, and if such average closing price is less than $6.82, that will be deemed to be the applicable closing price (the “Closing Price”).  The Closing Shares will not be allocated among the Stockholders based on their relative number of shares of Rockford prior to the closing date.

Subordinated Convertible Promissory Note

On the closing date, we have agreed to execute a convertible promissory note (the “Note”) in favor of certain of the Stockholders in the aggregate principal amount of approximately $16.7 million.  The principal amount of the Note is not allocated among the Stockholders based on their relative number of shares of Rockford prior to the closing date.  The principal amount of the Note has been divided into two portions.  Approximately $9.7 million of the Note has been designated as “Loan A”  and approximately $7.0 million of the note has been designated as “Loan B.”  Both portions of the Note will be due and payable on October 31, 2013 and will bear interest at different rates until maturity.  For the first 12 months of the Note, both portions will bear interest at a rate equal to 5%.  For months 13 through 24, both portions will bear interest at a rate equal to 7%.  Thereafter and until maturity, both portions will bear interest at a rate equal to 8%.  The Note may be prepaid in whole or in part at any time.

Payments of principal and interest on that portion of the Note constituting Loan A will be payable in cash in 36 equal and fully amortizing monthly payments.  Payments of principal and interest on that portion of the Note constituting Loan B will be payable in cash in 36 fully amortizing monthly payments.  However, at such time as the promissory note (the “JCG Note”) executed by us in connection with our 2009 acquisition of James Construction Group, LLC (“JCG”) is paid in full, the monthly principal payments on that portion of the Note constituting Loan B will increase to $250,000.

If we complete an equity financing while that portion of the Note constituting Loan A is outstanding, we have agreed to use 15% of the net proceeds of any such equity financing in excess of $10 million to prepay a portion or all of that portion of the Note constituting Loan A, as the case may be.  In addition, we have agreed to use 33% of any cash proceeds raised in connection with incurrence of any indebtedness (other than under a bank line of credit or to finance operating expenses, equipment and capital expenditures), to prepay a portion or all of that portion of the Note constituting Loan A, as the case may be.

If we complete an equity financing while that portion of the Note constituting Loan B is outstanding, we have agreed to use 10% of the net proceeds of any such equity financing (in addition to the 15% discussed above with respect to Loan A) in excess of $10 million to prepay a portion or all of that portion of the Note constituting Loan B, as the case may be.  In addition, if Rockford attains certain specified financial goals for the fiscal years ending December 31, 2010 and 2011, we have agreed to prepay $1.0 million of that portion of the Note constituting Loan B for each such fiscal year in which such goals were attained.

At any time after the date that is 12 months after the issuance date of the Note, each Note holder has the right to convert all, but not less than all, of its proportionate share of the outstanding principal balance of that portion of the Note constituting Loan B into a number of shares of our restricted common stock equal to such Note holder’s proportionate share divided by the Closing Price (the “Conversion Price”).  The Conversion Price is subject to certain specified adjustments.  However, the Note shall not be convertible to the extent, and only to the extent, that after giving effect to such conversion, the sum of the number of shares of common stock issued under the Note plus the number of shares of common stock issued under the Merger Agreement, including the Closing Shares and any earnout shares, would exceed the Share Cap (as defined and discussed below).

While any amount is outstanding under the Note, without the prior written consent of the Note holders’ representative, we have agreed not to: (i) incur any obligations for seller financing associated with the acquisition of a business without subordinating it to the Note, (ii) make any payment on outstanding indebtedness that has been subordinated to the Note, (iii) make any distribution or declare or pay any dividends (except for regular, quarterly dividends), (iv) consummate any transaction that would require prepayment under the Note, if we are not permitted to do so by our senior lender and/or surety company, and (v) purchase, acquire, redeem or retire any of the our common stock, unless the principal balance of the Note is less than $10 million.

The Stockholders have agreed to enter into subordination agreements with our senior lender, bonding agency and the holders of the JCG Note, pursuant to which the Note will be subordinated to amounts owed to our senior lender, bonding agency and the holders of the JCG Note.

Earnout Consideration

2010 Earnout Period

Subject to certain specified adjustments, if Rockford’s income before interest, taxes, depreciation and amortization, as that term is defined in the Merger Agreement, for the three month period commencing October 1, 2010 and ending December 31, 2010 is equal to or greater than $9.0 million, we have agreed to issue to certain of the Stockholders an additional number of shares of  our restricted common stock equal to $4.6 million divided by the average closing price of our common stock, as reported on NASDAQ, for the 20 business days prior to December 31, 2010.

2011 Earnout Period

Subject to certain specified adjustments, if Rockford’s income before interest, taxes, depreciation and amortization, as that term is defined in the Merger Agreement, for the fifteen month period commencing October 1, 2010 and ending December 31, 2011 is equal to or greater than $34.0 million but less than $38.0 million, we have agreed to pay certain of the Stockholders $2.3 million in cash and to issue to the Stockholders an additional number of shares of our restricted common stock equal to $2.3 million divided by the average closing price of our common stock, as reported on NASDAQ, for the 20 business days prior to December 31, 2011.

Subject to certain specified adjustments, if Rockford’s income before interest, taxes, depreciation and amortization, as that term is defined in the Merger Agreement, for the fifteen month period commencing October 1, 2010 and ending December 31, 2011 is equal to or greater than $38.0 million, we have agreed to pay to certain of the Stockholders additional cash and shares for a total of $3.45 million in cash and to issue to the Stockholders an additional number of shares of our restricted common stock equal to $3.45 million divided by the average closing price of our common stock, as reported on NASDAQ, for the 20 business days prior to December 31, 2011.

2012 Earnout Period

Subject to certain specified adjustments, if Rockford’s income before interest, taxes, depreciation and amortization, as that term is defined in the Merger Agreement, for the twelve month period commencing January 1, 2012 and ending December 31, 2012 is equal to or greater than $14.0 million, we have agreed to pay certain of the Stockholders approximately $6.9 million in cash.

If the earnout shares become payable, the earnout shares will not be allocated among the Stockholders based on their relative number of shares of Rockford prior to the closing date.

Share Cap

Under no circumstances can the aggregate number of Closing Shares, earnout shares and shares issuable upon conversion of the Note exceed 9.9% of the number of shares of our common stock that are presently issued and outstanding (the “Share Cap”).  If the number of earnout shares to be issued would be in excess of the Share Cap, we would issue only such number of earnout shares up to the Share Cap and then pay to the Stockholders, in cash, the dollar amount equivalent of any earnout shares to be issued in excess of the Share Cap.

Potential Adjustment to Merger Consideration

The Merger consideration may be reduced dollar for dollar by the amount, if any, by which the stockholders equity, as indicated on Rockford’s balance sheet as of the day immediately preceding the closing date, is less than $39.0 million.  $400,000 (the “Holdback Amount”) of the cash portion of the Merger consideration payable at closing will be held back by us to provide a source for offsetting any such reduction in the Merger consideration.  If the Merger consideration is reduced, then the amount of the reduction will be automatically retained by us from the Holdback Amount.  If the amount of the reduction exceeds the Holdback Amount, the Stockholders have agreed to pay us such excess amount.

Escrow Account

An additional $400,000 of the cash portion of the Merger consideration will be placed in an escrow account until the later of 18 months after the closing date or the date that our audited financial statements for the fiscal year ended December 31, 2011 are released and distributed.  This amount will be used to provide a source of indemnity against specified damages to us, as described in the Merger Agreement.

Management

In connection with the Merger, certain of Rockford’s key employees have agreed to enter into employment and noncompetition agreements with us, effective as of the closing date.

Registration Rights

Subject to certain specified exceptions and limitations, if we file a shelf registration statement for the purpose of registering shares of our common stock issued as earnout consideration to the former members of JCG, we have agreed to include the shares of common stock issuable under the Merger Agreement in such registration statement.

In addition, subject to certain specified exceptions and limitations, we have also agreed to grant the Stockholders “piggyback” registration rights, pursuant to which we have agreed to use our reasonable best efforts to include the shares of common stock issuable under the Merger Agreement in any registration statement (other than pursuant to (i) a registration statement on Forms S-4 or S-8 or any successor or similar forms, or (ii) a registration on any form that does not permit secondary sales) that we file after the closing date.

Termination

The Merger Agreement may be terminated at any time prior to the closing date by: (i) mutual written consent of Primoris and the Stockholders; (ii) by either Primoris or the Stockholders if a governmental authority issues a final, nonappealable order, decree, judgment or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (iii) by the Stockholders if we have materially breached any representation, warranty, covenant or agreement in the Merger Agreement; (iv) by us, on or before the tenth business day after our receipt of any supplement or amendment to Rockford’s disclosure schedule to the Merger Agreement provided that all supplements and amendments involve an amount in excess of $500,000; (v) by us, if after our review of any such disclosure schedule supplement or amendment, we give the Stockholders a cure notice, and the Stockholders have not cured the breach identified in the cure notice within 60 days of the date of receipt of the cure notice; (vi) by either Primoris or the Stockholders (provided that the terminating party is not then in breach of any representation, warranty, covenant or agreement in the Merger Agreement) if the Merger has not closed by December 31, 2010, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the Merger Agreement, or to perform or fulfill any covenants, agreements or obligations under the Merger Agreement.

The foregoing descriptions of the terms, conditions and restrictions of the Merger Agreement and any other ancillary documents or agreements to be entered into in connection with our prospective Merger with Rockford are not intended to be complete and are qualified in their entirety by the complete text of those agreements.

Item 7.01               Regulation FD Disclosure.

Press Release

On November 9, 2010, we issued a press release announcing the execution of the Merger Agreement, which is attached hereto as Exhibit 99.1.  The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exh. No.	Description

2.1

Agreement and Plan of Merger, dated November 8, 2010, by and among Primoris Services Corporation, a Delaware corporation, Primoris Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Primoris Services Corporation, Rockford Holdings Corporation, a privately-held Delaware corporation, all of the stockholders of Rockford Holdings Corporation and Christopher S. Wallace as representative of the stockholders of Rockford Holdings Corporation.

99.1	Press release, dated November 9, 2010, issued by Primoris Services Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: November 12, 2010	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exh. No.	Description

2.1

Agreement and Plan of Merger, dated November 8, 2010, by and among Primoris Services Corporation, a Delaware corporation, Primoris Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Primoris Services Corporation, Rockford Holdings Corporation, a privately-held Delaware corporation, all of the stockholders of Rockford Holdings Corporation and Christopher S. Wallace as representative of the stockholders of Rockford Holdings Corporation.

99.1	Press release, dated November 9, 2010, issued by Primoris Services Corporation